UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 12, 2014, the board of directors (the “Board”) of Inland Real Estate Income Trust, Inc. (the “Company,” “we,” “our” or “us”) voted to increase the size of the Board from five to seven members and appointed Bernard J. Michael and Mitchell A. Sabshon to fill the two vacancies created thereby.  Information regarding Messrs. Michael and Sabshon is provided below.  Neither Mr. Michael nor Mr. Sabshon was elected pursuant to any arrangement or understanding between himself and any other person, and the Board affirmatively determined that Mr. Michael has no direct or indirect material relationship with the Company and qualifies as an independent director as defined in the Company’s Second Articles of Amendment and Restatement. Neither Mr. Michael nor Mr. Sabshon has been, or as of the date of this Current Report, is expected to be, named to serve on any committee of the Board. On September 12, 2014, we issued a press release with respect to the appointment of Bernard J. Michael and Mitchell A. Sabshon to our Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Bernard J. Michael

Bernard J. Michael, 54, is a managing partner and founding member of AWH Partners, LLC, a privately held real estate investment, development and management firm formed by alumni of The Blackstone Group and The Related Companies. Since 2010, AWH has completed in excess of $400 million of hotel investments, and are managing or have completed hotel redevelopment projects totaling more than $100 million. In early 2012, AWH acquired Lane Hospitality, which it rebranded as Spire Hospitality, a top-tier national hospitality platform formed in 1980.

Mr. Michael has over 25 years of experience as a real estate attorney working on sophisticated real estate transactions across all asset classes for some of the world's largest property owners, developers and lenders. Prior to founding AWH Partners, Mr. Michael was the founder and senior partner of Michael, Levitt & Rubenstein, LLC, a law firm focusing on real estate sales, acquisitions, development, leasing and financing. Mr. Michael and his team worked on some of the largest transactions in New York City, including the development of Time Warner Center and the Hudson Yards projects for The Related Companies. In addition, Mr. Michael and his firm represented developers on major multi-family, retail, office and hospitality projects in China, Saudi Arabia, and in most major cities across the United States.

Prior to forming Michael Levitt, Mr. Michael was a partner in the Real Estate Group at Proskauer Rose, LLP. Prior to that Mr. Michael was an attorney at Weil, Gotschal & Manges and Shea & Gould.

Mr. Michael is a graduate of Brown University and New York University School of Law. He is the father of three daughters and currently lives in New Rochelle, NY.

2

Mitchell A. Sabshon

Mitchell A. Sabshon, 61, has served as our chief executive officer since April 2014, and as a director of IREIT Business Manager & Advisor, Inc., our business manager, since November 2013. Mr. Sabshon is also currently the chief executive officer, president and a director of Inland Real Estate Investment Corporation (“IREIC”), positions he has held since August 2013. Mr. Sabshon has also served as a director of Inland Private Capital Corporation since September 2013 and a director of Inland Securities Corporation since January 2014. Prior to joining IREIC in August 2013, Mr. Sabshon served as executive vice president and chief operating officer of Cole Real Estate Investments, Inc. from November 2010 to June 2013. In this role, he was responsible for finance, asset management, property management, leasing and high yield portfolio management. He also worked on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to corporate and portfolio strategy, product development and systems. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon was a licensed person with The OBEX Group from April 2009 through November 2009. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, including as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Corporate Finance and Real Estate Structured Finance groups of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his J.D. from Hofstra University School of Law and a B.A. from George Washington University.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

	99.1	Press Release dated September 12, 2014

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	September 12, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

4

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 12, 2014

5